UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K
 ___________________________________

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2014
___________________________________
 Booz Allen Hamilton Holding Corporation
(Exact name of Registrant as specified in its charter)
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Delaware	001-34972	26-2634160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8283 Greensboro Drive, McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (703) 902-5000
___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)     The annual meeting of stockholders of Booz Allen Hamilton Holding Corporation (the “Company”) was held on July 31, 2014.

(b)    The stockholders elected all of the Company’s nominees for director; approved the advisory vote on the compensation of the Company's Named Executive Officers; approved the Second Amended and Restated Equity Incentive Plan; approved the Amended and Restated Annual Incentive Plan; approved the Third Amended and Restated Certificate of Incorporation and conversion of Class B non-voting common stock and Class C restricted common stock into Class A common stock; and ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the Company’s fiscal year 2015. The stockholders voted on these matters as follows:

Proposal 1: Election of Directors

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Ralph W. Shrader	106,025,926	19,257,757	15,189,928
Joan Lordi C. Amble	124,508,798	774,885	15,189,928
Peter Clare	98,920,729	26,362,954	15,189,928
Philip A. Odeen	123,796,427	1,487,256	15,189,928

Proposal 2: A non-binding advisory vote on the compensation program for the Company's Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section of the proxy statement (a "say-on-pay" vote).

For	124,185,061
Against	337,816
Abstain	760,806
Broker Non-Votes	15,189,928

Proposal 3: The approval of the Second Amended and Restated Equity Incentive Plan of the Company.

For	97,825,970
Against	27,198,280
Abstain	259,433
Broker Non-Votes	15,189,928

Proposal 4: The approval of the Amended and Restated Annual Incentive Plan of the Company.

For	113,273,674
Against	11,751,516
Abstain	258,493
Broker Non-Votes	15,189,928

Proposal 5: The adoption of the Third Amended and Restated Certificate of Incorporation and conversion of Class B non-voting common stock and Class C restricted common stock into Class A common stock.

For	124,447,645
Against	101,177
Abstain	734,861
Broker Non-Votes	15,189,928

Proposal 6: The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2015.

For	140,169,710
Against	68,504
Abstain	235,397

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

BY: /s/ Nancy J. Laben
Nancy J. Laben
Executive Vice President and General Counsel
Date: August 1, 2014